FOR IMMEDIATE RELEASE

TORRENT PROVIDES UPDATE ON BEAVER HILL COMPLETIONS

Vancouver, British Columbia – March 7, 2006 – Torrent Energy Corporation (the “Company”) (OTCBB: TREN) is pleased to announce the following development from its wholly owned operating subsidiary, Methane Energy Corp. (“Methane”).

On February 28 through March 3, 2006, Methane’s Beaver Hill pilot wells were perforated in several seams including the primary “D” coal target. Gas and water inflow was recorded in all five wells in the pilot project. Additional completion work includes static gradient tests, flow testing and gas and water analyses. Current plans include continued swabbing, establishing production rates and enhancing coal seams with nitrogen gas stimulation through a Halliburton coiled tubing unit.

Methane’s Radio Hill #1 well will also be nitrogen stimulated in a total of twelve individual coal seams during these completion and testing operations which are scheduled to commence March 8, 2006.

Methane has also retained the services of Coal Gas Technology Company, with offices located in Salt Lake City, Utah and Calgary, Alberta, to assist on site during the nitrogen stimulation operation and to provide technical analysis of the stimulation results to further our understanding of the coal reservoir properties.

•orrent’s President and Chief Executive Officer, John Carlson, states, “We have now accessed multiple coal seams in all our pilot project wells and we continue to see encouraging first stage results. The next stage of our completion operations at the Beaver Hill and Radio Hill pilot projects will include high rate nitrogen stimulations commonly used to enhance well productivities in coal seams. Testing results will confirm both the technical and economic viability of our Coos Bay project. It is necessary, however, to give the wells a reasonable period of production testing to determine both the well capabilities and reservoir mechanics, as well as the ultimate effectiveness of the nitrogen stimulation.”

About Torrent Energy Corporation

Torrent Energy Corporation is a growing exploration company focusing on developing non-conventional natural gas reserves. The Company’s primary objective is to create value for the Company’s stakeholders by applying strong technical expertise to projects. The Company’s current focus is on the exploration of the Coos Bay Basin project in southwestern Oregon where the Company currently has a land portfolio that includes over 112,000 acres of prospective land in the Coos Bay area. For more information please visit www.torrentenergy.com.

On behalf of the Board of Directors,

TORRENT ENERGY CORPORATION

John D. Carlson, President & CEO

For more information contact:

Bruce Nurse, Corporate Communications info@torrentenergy.com 1-800-676-TREN (8736)

Safe Harbor Statement This news release includes statements about expected future events and/or results that are forward-looking in nature and subject to risks and uncertainties. Forward-looking statements in this release include, but are not limited to, our current plans include continued swabbing, establishing production rates and enhancing coal seams with nitrogen gas stimulation through a Halliburton coiled tubing unit; that the well will also be nitrogen stimulated in a total of twelve individual coal seams during these completion and testing operations scheduled to commence March 8, 2006; that we see encouraging first stage results. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include the uncertainty of the requirements demanded by environmental agencies, the Company’s ability to raise financing for operations, inability to maintain qualified employees or consultants, potential delays or obstacles in spudding and interpreting data, and the likelihood that no commercial quantities of gas are found or recoverable. For more risk factors about our Company, readers should refer to risk disclosure in our latest 10-KSB filed on Edgar.